UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

Frontdoor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38617	82-3871179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway,
Memphis, Tennessee		38125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 901 701-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2026, the Company hired Mary Hopkins to serve as the Company’s Vice President, Controller and Chief Accounting Officer, effective December 14, 2026. Prior to joining the Company, Ms. Hopkins, age 44, served since 2025 as Vice President, Financial Planning and Analysis of International Paper Company (NYSE: IP; LSE: IPC), a global leader in sustainable packaging solutions. In this role, she was responsible for International Paper’s long-range strategic planning, annual operating planning, strategic financial analysis, management and board reporting and financial support for a variety of stakeholders. From 2023 to 2024, Ms. Hopkins was Finance Senior Director – Strategic Projects, also at International Paper. Ms. Hopkins joined International Paper from Terminix Global Holdings, a leading provider of residential and commercial pest control, where she held several positions from 2010 to 2022, including most recently as Vice President, Controller and Chief Accounting Officer from 2021 to 2022. Ms. Hopkins started her career with PricewaterhouseCoopers LLP, holds a Master of Business Administration from Duke University, Fuqua School of Business and a Master of Science in Accounting and a Bachelor of Arts degree in Business Administration from Rhodes College, and is a Certified Public Accountant.

In connection with her appointment as Vice President, Controller and Chief Accounting Officer of the Company, Ms. Hopkins will receive (i) an annual base salary of $415,000 and a target annual bonus opportunity of 50% of her annual base salary pursuant to the Company’s Annual Incentive Plan, (ii) annual equity-based awards under the Frontdoor, Inc. 2018 Omnibus Incentive Plan, which, subject to the approval of the Compensation Committee of the Board of Directors of the Company in its sole discretion, shall be granted beginning on the Company’s 2027 annual award grant date, (iii) a sign-on equity grant on her employment commencement date in the amount of $250,000 in restricted stock units, which will vest 100% on the first anniversary of the grant date subject to Ms. Hopkins’s continued employment, and (iv) a $250,000 sign-on cash bonus payable thirty (30) days after the employment commencement date, subject to continued employment through the first anniversary of the employment commencement date. In addition, Ms. Hopkins shall be a “covered person” under the Company’s Executive Severance Policy and Stock Ownership Guidelines, and shall be eligible to participate in the Company’s health, welfare and retirement benefits on the same basis as all other Company employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTDOOR, INC.

Date:	November 12, 2026	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman Senior Vice President and Chief Legal Officer